                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                            Grey Global Group Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                             GREY GLOBAL GROUP INC.
                                777 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                AUGUST 21, 2003

To the Stockholders of
  Grey Global Group Inc.

     The Annual Meeting of Stockholders of Grey Global Group Inc. ("Company") will be held at the Company's offices at 1881 Yonge Street, Toronto, Ontario, Canada, on August 21, 2003 at 8:00 A.M., local time, for the following purposes:

     (1) To elect one director to hold office for a three-year term.

     (2) To consider and take action on a proposal to approve the Company's 2003 Senior Management Incentive Plan.

     (3) To consider and take action on a proposal to ratify the selection of Ernst & Young LLP as independent auditors for the Company for 2003.

     (4) To transact such other business as may properly come before the meeting.

     Holders of record of the Company's Common Stock and Limited Duration Class B Common Stock at the close of business on July 21, 2003, and holders of the Company's Preferred Stock, will be entitled to vote at the meeting.

     A copy of the Company's 2002 Annual Report is enclosed.

                                          By Order of the Board of Directors

                                          Steven G. Felsher
                                          Secretary

New York, New York
July 31, 2003

PLEASE SPECIFY YOUR CHOICES, DATE AND SIGN THE ENCLOSED PROXIES AND MAIL THEM PROMPTLY IN THE ENCLOSED ENVELOPE.

                             GREY GLOBAL GROUP INC.
                                777 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 546-2000

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                AUGUST 21, 2003

     This Proxy Statement is being mailed to stockholders on or about July 31, 2003 in connection with the solicitation of proxies by the Board of Directors of Grey Global Group Inc. ("Company") for the Annual Meeting of Stockholders to be held at the Company's offices at 1881 Yonge Street, Toronto, Ontario, Canada, on August 21, 2003 at 8:00 A.M., local time, and at any and all adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its exercise. A stockholder may effect revocation of a proxy by delivering written notice to the Secretary of the Company, by giving a later-dated proxy or by attending the meeting and voting in person. All properly executed, unrevoked proxies will be voted as specified. Unless contrary directions are given, proxies will be voted for the election of the nominee for director proposed by the Board of Directors and in favor of the proposals set forth in the notice. Shares represented by executed proxies received by the Company will be counted for a quorum regardless of how or whether such shares are voted on any particular matter. Where nominee stockholders of record do not vote on specific issues because they did not receive instructions, such "non-votes" will not be treated as votes cast or shares present for such issues. The affirmative vote of the holders of a plurality of the votes cast is required in the election of directors. The vote required to approve the other matters to be voted on at the meeting, as well as the effect of abstentions and broker non-votes, is set forth in the sections describing such matters.

VOTING SECURITIES

     Holders of record of the Company's Common Stock and Limited Duration Class B Common Stock ("Class B Stock") at the close of business on July 21, 2003, and holders of the Company's Preferred Stock, will be entitled to vote at the meeting. On July 21, 2003, the Company had outstanding 1,089,571 shares of Common Stock and 207,057 shares of Class B Stock. The Company also has outstanding and entitled to vote at the meeting 20,000 shares of its Series I Preferred Stock, and 5,000 shares each of its Series II Preferred Stock and Series III Preferred Stock. At the meeting, each share of Common Stock will be entitled to one vote; each share of Class B Stock will be entitled to ten votes; and each share of Preferred Stock will be entitled to eleven votes.

     To the knowledge of the Board of Directors, as of the record date, no stockholder owned of record or beneficially more than 5% of the Company's outstanding shares of Common Stock, Class B Stock or Preferred Stock except as indicated below.

                                                                              AMOUNT OF SHARES
                                                                               AND NATURE OF
                                           NAME AND ADDRESS OF RECORD          BENEFICIAL OR     PERCENTAGE
TITLE OF CLASS                                OR BENEFICIAL OWNER             RECORD OWNERSHIP    OF CLASS
--------------                             --------------------------         ----------------   ----------
Common Stock                        Edward H. Meyer, as Voting Trustee under      126,797(a)        11.6
                                    a Voting Trust Agreement, dated as of
                                    February 24, 1986, and as subsequently
                                    amended ("Voting Trust Agreement"),
                                    among the Voting Trustee, the Company
                                    and the Beneficiaries of the Voting
                                    Trust Agreement
                                    777 Third Avenue,
                                    New York, New York 10017
                                    Edward H. Meyer                               220,248(b)        18.3
                                    777 Third Avenue
                                    New York, New York 10017
                                    Ariel Capital Management, Inc.                363,740(c)        33.4
                                    200 E. Randolph Drive
                                    Chicago, Illinois 60601
                                    Brookside Capital Partners Fund, L.P.          75,648(d)         6.9
                                    111 Huntington Avenue
                                    Boston, Massachusetts 02199
                                    Tweedy, Browne Company LLC                     60,514(e)         5.6
                                    350 Park Avenue
                                    New York, New York 10022
                                    All executive officers and directors as       274,344(h)        22.4
                                    a group
Class B Stock                       Edward H. Meyer                               127,866(a)        61.8
                                    Trustee under the Voting Trust Agreement
                                    777 Third Avenue
                                    New York, New York 10017
                                    Edward H. Meyer                               135,617(b)        58.3
                                    777 Third Avenue
                                    New York, New York 10017
                                    The committee administering the                56,944(f)        27.5
                                    Company's Employee Stock
                                    Ownership Plan
                                    777 Third Avenue
                                    New York, New York 10017

                                                                              AMOUNT OF SHARES
                                                                               AND NATURE OF
                                           NAME AND ADDRESS OF RECORD          BENEFICIAL OR     PERCENTAGE
TITLE OF CLASS                                OR BENEFICIAL OWNER             RECORD OWNERSHIP    OF CLASS
--------------                             --------------------------         ----------------   ----------
                                    Jerry Green                                    12,100(g)         5.8
                                    c/o Union Securities, Inc.
                                    Two Pershing Square
                                    2300 Main Street
                                    Kansas City, MO 64108
                                    All executive officers and directors as       211,474(h)        90.9
                                    a group
Series I, Series II                 Edward H. Meyer                                30,000(i)       100.0
  and Series III                    777 Third Avenue
  Preferred Stock                   New York, New York 10017

---------------
(a) Represents voting power only. Does not include shares issuable upon exercise of options which are, however, contractually bound to be deposited pursuant to the Voting Trust Agreement. In general, investment power over the shares deposited in the voting trust established pursuant to the Voting Trust Agreement is retained by the several beneficiaries of the Voting Trust Agreement. (See "Certain Relationships and Related Transactions" below.)

(b) Includes shares of Common Stock and of Class B Stock, as the case may be, issuable upon conversion of the Company's 8 1/2% Convertible Subordinated Debentures owned by Mr. Meyer, and shares of Common Stock issuable upon exercise of stock options which are currently exercisable (after giving effect to the assumed conversion and exercise thereof) and Mr. Meyer's beneficial interest in shares of Common Stock and Class B Stock deposited by him pursuant to the Voting Trust Agreement as to which he retains investment power. Does not include shares of Common Stock (1.1% of such class) and of Class B Stock (27.5%) held in the Company's Employee Stock Ownership Plan as to which Mr. Meyer exercises shared voting power by virtue of his membership on the committee charged with its administration. Does not include shares of Common Stock and Class B Stock held in trust for Mr. Meyer's children which have been deposited with the Voting Trust under the Voting Trust Agreement, or shares of Common Stock or of Class B Stock as to which Mr. Meyer exercises voting power by virtue of being the Voting Trustee under the Voting Trust Agreement (other than shares deposited in the Voting Trust by Mr. Meyer).

(c) Information based on the Company's understanding of publicly filed material. Ariel Capital Management, Inc., a registered investment advisor, together with a related entity, on behalf of its clients, has sole dispositive and voting power with respect to 332,429 of the shares listed.

(d) Information based on the Company's understanding of publicly filed material. Brookside Capital Partners Fund, L.P., a registered investment advisor, together with related entities, on behalf of its clients, has sole or shared dispositive and voting power with respect to the shares listed.

(e) Information based on the Company's understanding of publicly filed material. Tweedy, Browne Company LLC, a registered investment advisor, on behalf of its clients, has been a long-term investor in the Company, has sole or shared dispositive and voting power with respect to the shares listed.

(f) The committee which administers the Company's Employee Stock Ownership Plan exercises voting power over shares held in such plan, and is comprised of Mr. Meyer and Steven G. Felsher.

(g) Information based on the Company's understanding of publicly filed material. Jerry Green, an investor in the Company, has sole dispositive and voting power with respect to the shares listed.

(h) Includes shares of Common Stock (1.1% of such class) and of Class B Stock (27.5%), as the case may be, as to which certain executive officers exercise shared voting power by virtue of their membership on the committee administering the Company's Employee Stock Ownership Plan. Includes shares of Common Stock and Class B Stock as to which the Voting Trustee (Mr. Meyer) under the Voting Trust Agreement exercises voting power. Includes shares of Common Stock and of Class B Stock issuable upon conversion of the Company's 8 1/2% Convertible Subordinated Debentures owned by Mr. Meyer and shares of Common Stock issuable upon exercise of stock options which are exercisable by beneficiaries under the Voting Trust Agreement, who are obliged, under the terms of the Voting Trust Agreement, to deposit in the Voting Trust shares acquired subsequent to the execution of the Voting Trust Agreement, after giving effect to the assumed conversion and exercise thereof. Does not include shares of Common Stock issuable to beneficiaries under the Voting Trust Agreement upon exercise of stock options which are not presently exercisable.

(i) Represents 20,000 shares of Series I Preferred Stock, and 5,000 shares of each of the Company's Series II and Series III Preferred Stock, of which classes Mr. Meyer owns 100% of the outstanding shares.

                              ELECTION OF DIRECTOR

     The Board of Directors presently consists of four members, one of whom is elected by the holder of the Series I Preferred Stock, and three of whom, divided into three classes, are elected by the holders of the Common Stock, the Class B Stock and the Preferred Stock voting together. At each Annual Meeting of Stockholders, a director of one class is elected to serve for a three-year term or until the election of his successor.

     Edward H. Meyer has been nominated to be elected at the meeting to serve as a director until the Annual Meeting of Stockholders to be held in 2006. Mr. Meyer is currently serving on the Board.

     The Company's Certificate of Incorporation provides for cumulative voting for elections of directors. Therefore, if more than one director is being elected at a meeting, each stockholder is entitled to cast as many votes as shall equal the number of votes represented by the shares owned by such stockholder multiplied by the number of directors to be elected and such stockholder may cast all of such votes for a single nominee for director, or may distribute them among the number of nominees, as the stockholder determines.

     Information relating to Mr. Meyer and to the directors not standing for election who will continue in office following the meeting is set forth below. Each person listed below is currently a director of the Company.

                                                                      TERM/    NO. OF SHARES OF   PERCENT OF
                                                                      OFFICE     VOTING STOCK     VOTES CAST
                                                           DIRECTOR    WILL         OWNED         BY VOTING
  NAME(A)                AGE         OCCUPATION(B)          SINCE     EXPIRE   BENEFICIALLY(C)      SHARES
  -------                ---         -------------         --------   ------   ----------------   ----------
  Victor J. Barnett....  70    Former Chairman, Burberry     2001      2004            200(e)          --(f)
                               Ltd
  Mark N. Kaplan.......  73    Of counsel, Skadden, Arps,    1973        --(h)       2,200(e)          --(f)
                               Slate, Meagher & Flom,
                               LLP, law firm(d)
  Edward H. Meyer......  76    Chairman of the Board,        1961      2003        513,318(g)      70.10%
                               President and Chief
                               Executive Officer
  Daniel S. Shapiro....  64    Partner, Schulte Roth &       2002      2005            100(e)          --(f)
                               Zabel, LLP, law firm

---------------
(a) There is no family relationship between any director and any other director or executive officer of the Company.

(b) The position of Mr. Meyer is with the Company, and he has served the Company for more than the past five years.

Mr. Kaplan also serves on the boards of directors of American Biltrite, Inc., Autobytel, Inc., Congoleum, Inc., DRS Technologies, Inc., REFAC Technology
 Development Corporation and Volt Information Sciences, Inc.

Mr. Meyer is also a director of Ethan Allen Interiors, Inc. and Harman International Industries, Inc.

(c) Represents beneficial interests in shares of the Company's Common Stock, Class B Stock and Series I, II and III Preferred Stock.

(d) Skadden, Arps, Slate, Meagher & Flom LLP, a law firm for which Mr. Kaplan serves of counsel, has provided certain legal services to the Company in 2002 and 2003.

(e) Mr. Barnett owns 200 shares of Common Stock; Mr. Kaplan owns 1,100 shares of each of Common Stock and Class B Stock; Mr. Shapiro owns 100 shares of Common Stock.

(f) Represents less than 1.0% of the votes entitled to be cast.

(g) Mr. Meyer beneficially owns 104,684 shares of Common Stock and 110,053 shares of Class B Stock, as to which he, as the Voting Trustee under the Voting Trust Agreement, exercises voting power, and 20,000 shares of the Series I Preferred Stock, and 5,000 shares of each of the Series II and of the Series III Preferred Stock, representing approximately 9.6%, 53.2%, 100%, 100% and 100% of each class, respectively. Also includes shares held pursuant to the Voting Trust Agreement, as to which Mr. Meyer, as the Voting Trustee, exercises voting power, and shares of Common Stock and Class B Stock held in the Company's Employee Stock Ownership Plan as to which Mr. Meyer exercises shared voting power by virtue of his membership on the committee charged with its administration. Also includes shares of Common Stock (2.4%) and Class B Stock (12.4%) issuable upon conversion of the Company's 8 1/2% Convertible Subordinated Debentures owned by Mr. Meyer after giving effect to the assumed conversion thereof and shares of Common Stock (8.3%) issuable upon exercise of currently exercisable stock options owned by Mr. Meyer and shares of Common Stock issuable upon exercise of stock options which are exercisable by beneficiaries under the Voting Trust Agreement after giving effect to the assumed exercise thereof. Does not include shares of Common Stock issuable to beneficiaries under the Voting Trust Agreement upon exercise of options which are not currently exercisable.

(h) Mr. Kaplan was elected by the holder of the Series I Preferred Stock and serves until the election of his successor.

     The Board of Directors has no reason to believe Mr. Meyer will for any reason be unable to serve as a director. If, however, Mr. Meyer becomes unavailable to serve for any reason, it is the intention of the persons named in the enclosed form of proxy, unless otherwise instructed by stockholders, to vote such proxy for the election of such other person as the Board of Directors may in its discretion recommend.

     During 2002 the Board met eight times. Directors who are not employees of the Company receive a fee of $4,500 per quarter and a fee of $4,000 for each meeting of the Board attended. Directors who are also employees receive no remuneration for serving on the Board. Under an agreement with the Company, Mr. Kaplan has elected to have payment of his director's fees deferred until he retires from the Board. The Company will match, at the request of a Director, on an annual basis up to $10,000 in charitable contributions made by each non-employee Director. Mr. Barnett has elected not to avail himself of this benefit. The Audit Committee, which is comprised of Messrs. Barnett, Kaplan and Shapiro, reviews the services of the Company's independent auditors, the preparation of the Company's financial statements and the maintenance of internal controls by the Company. During 2002 the Audit Committee met five times. Each member of the Audit Committee attended all of the meetings. Each member of the Audit Committee is independent as defined in the Nasdaq listing standards. The Audit Committee operates pursuant to the Charter of the Audit Committee adopted by the Board on June 12, 2000. Messrs. Barnett, Kaplan and Shapiro comprise the Company's Compensation Committee, which is charged with overseeing matters relating to senior executive compensation. The Company does not have a standing nominating committee. Members of the Audit Committee and the Compensation Committee receive $1,000 for attendance at each meeting of each such committee which does not fall on the same day as a meeting of the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     In early 2003, Mr. Neil Kreisberg, an executive officer of the Company, filed his Form 3 Initial Statement of Beneficial Ownership of Securities late. Mr. Kreisberg had no transactions to report within the period during which the filing was delayed.

                             AUDIT COMMITTEE REPORT

     With respect to the year ended December 31, 2002, the Audit Committee of the Board of Directors, in accordance with its written charter, assisted the Board with respect to, among other things, the Board's obligations relating to its oversight of:

     - The quality and integrity of the Company's accounting, auditing, financial reporting and internal control functions;

     - The selection of the Company's independent auditors, including the approval of the independent auditors, the independent auditors annual engagement and the review of the independent auditors qualifications, performance and independence;

     - The review of the Company's financial statements and certain public communications regarding the financial statements; and

     - The performance of the Company's internal audit function.

     In carrying out its responsibilities with respect to 2002 the Audit Committee has, among other things:

     - Reviewed and discussed the Company's unaudited interim financial statements and audited annual financial statements with management and Ernst & Young LLP, the Company's independent auditors;

     - Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees);

     - Received the written disclosure and the letter from Ernst & Young LLP required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young LLP that firm's independence from the Company and its management;

     - Reviewed the conduct of the audit and the Company's internal controls with Ernst & Young LLP; and

     - Reviewed the Company's initiatives with respect to compliance with the Company's obligations under the Sarbanes-Oxley Act of 2002.

     In performing these functions, the Audit Committee acts only in an oversight capacity and relies on the work and assurances of the Company's management, who are responsible for the Company's financial statements, reporting processes and system of internal controls, and Ernst & Young LLP, which is responsible for performance of an independent audit of the Company's financial statements and issuing a report thereon.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. The Audit Committee has also recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as independent auditors for the Company for 2003.

                                          VICTOR J. BARNETT
                                          MARK N. KAPLAN, Chairman
                                          DANIEL S. SHAPIRO

                           REMUNERATION OF MANAGEMENT

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of its Chief Executive Officer and each of the four other most highly compensated executive officers of the Company with respect to the three most recently completed fiscal years of the Company:

                                                          LONG-TERM COMPENSATION
                              ANNUAL COMPENSATION        ------------------------
                          ----------------------------      REST.        STOCK      ALL OTHER
NAME AND POSITION         YEAR   SALARY(2)    BONUS(2)   STOCK($)(3)   OPTIONS(#)    COMP.(1)
-----------------         ----   ----------   --------   -----------   ----------   ----------
Edward H. Meyer.........  2002   $3,300,000   $450,000         -0-         -0-      $1,016,117
  Chairman, President
  and                     2001    3,300,000   225,000          -0-         -0-          72,999
  Chief Executive
  Officer                 2000    2,900,000   450,000          -0-         -0-       1,314,756
Robert L. Berenson......  2002   $  625,000   $100,000         -0-         -0-      $  403,906
  Vice Chairman,          2001      625,000       -0-          -0-         -0-          20,263
  General Manager         2000      625,000   170,000          -0-         -0-         292,080
Steven G. Felsher.......  2002   $  600,000   $250,000    $210,375         300      $  312,935
  Vice Chairman,          2001      600,000   125,000      183,450         300           5,035
  Chief Financial
  Officer,                2000      600,000   250,000      899,250       1,500         261,735
  Secretary and
  Treasurer
Neil I. Kreisberg.......  2002   $  437,500   $175,000    $ 66,650         -0-      $   88,835
  Group Executive Vice    2001      400,000   150,000          -0-         -0-           5,935
  President, Executive    2000      400,000   195,000          -0-         -0-          52,635
  Managing Director
Stephen A. Novick.......  2002   $  825,000   $200,000         -0-         -0-      $  125,870
  Vice Chairman,          2001      825,000   125,000          -0-         -0-          12,970
  Chief Creative Officer  2000      825,000   100,000          -0-         -0-         217,096

---------------

(1) All Other Compensation in 2002 includes: (i) contributions of $7,900 for 2002 to the Company's qualified defined contribution plans on behalf of each of the named executives; (ii) respective insurance premium expense coverage or reimbursement of $70,768, $18,725, $5,035, $5,935 and $12,970 in 2002,
    for Messrs. Meyer, Berenson, Felsher, Kreisberg and Novick; (iii) accruals in the amounts of $124,000 for Mr. Meyer in 2002 generally in respect of amounts which would have been allocated to Mr. Meyer's accounts under the Company's qualified defined contribution programs for such year but for certain limitations determined under the Federal tax laws; (iv) respective allocations under the Company's Senior Management Incentive Plan ("SMIP") in 2002 for Messrs. Meyer, Berenson, Felsher, Kreisberg and Novick of $813,449, $100,000, $300,000, $75,000 and $105,000, including $100,000, $25,000 and
    $25,000, for Messrs. Felsher, Kreisberg and Novick as advances, allocated in 2002, to the five year SMIP beginning in 2003; and (v) $200,000 of loan forgiveness in 2002 and $125,000 of loan forgiveness in 2000 in respect of Mr. Berenson's indebtedness to the Company.

(2) Includes amounts paid into a deferred compensation trust on Mr. Meyer's behalf. (See "Certain Relationships and Related Transactions.")

(3) Respective grants of restricted Common Stock pursuant to the Company's 1994 Stock Incentive Plan in 2002 for Messrs. Felsher and Kreisberg of 300 and 100 shares, which restricted shares vest at a rate of one-third per year beginning on July 22, 2005 for Mr. Felsher and vest on April 1, 2005 for Mr. Kreisberg. As of December 31, 2002 Messrs. Felsher and Kreisberg owned 2,100 and 100 shares of restricted Common Stock with a value of $1,283,310 and $61,110 respectively.

AGGREGATE OPTIONS EXERCISED IN 2002 AND STOCK OPTION VALUES AS AT DECEMBER 31, 2002(1)

                                                                      NUMBER OF             VALUE OF UNEXERCISED
                                    SHARES                       UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                   ACQUIRED        VALUE        AT DECEMBER 31, 2002        AT DECEMBER 31, 2002
NAME                              ON EXERCISE   REALIZED(2)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                              -----------   -----------   -------------------------   -------------------------
Edward H. Meyer.................      --            --             90,000/0                   $34,384,000/0
Robert L. Berenson..............      --            --             5,000/0                     $2,313,000/0
Steven G. Felsher...............      --            --           3,166/2,934                $1,406,983/517,652
Neil Kreisberg..................                                   0/1,000                      $0/186,100
Stephen A. Novick...............      --            --             3,500/0                     $1,619,100/0

---------------

(1) All options relate to shares of Common Stock.

(2) "Value Realized" represents the market price of the Common Stock on the date of exercise less the exercise price paid.

OPTION GRANTS IN THE LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                                                 % OF TOTAL
                         NUMBER OF SHARES      OPTIONS GRANTED     EXERCISE
                        UNDERLYING OPTIONS      TO EMPLOYEES         PRICE                      GRANT DATE
NAME                        GRANTED(1)             IN 2002         ($/SHARE)    EXP. DATE    PRESENT VALUE(2)
----                    ------------------    -----------------    ---------    ---------    ----------------
Steven G. Felsher.....          300                  3.6%           $702.25      7-22-12       $ 81,771.00

---------------

(1) Options granted to acquire Common Stock at market price on the date of grant under the Company's 1994 Stock Incentive Plan. The options are exercisable at a rate of one-third per year beginning on the initial exercise date, which for Mr. Felsher is July 22, 2005.

(2) Amounts based on the modified Black-Scholes option prices model with the following assumptions: exercise price equal to fair market value on the date of grant, ten year option term, interest rate of 4.15% and a dividend rate of .57%. There is no assurance that value realized by an optionee will be at or near the value estimated by this pricing model. Should the stock price not rise above the option price, the optionee will realize no gain.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of the Company's outside directors, Victor J. Barnett, Mark N. Kaplan and Daniel S. Shapiro. The Committee is responsible for the establishment of the goals of the Company's compensation policies and practices. In carrying out these responsibilities the members of the Committee among other things, review the development of the Company's operations, its revenue and profit performance, its prospects for growth and the general trends in the advertising agency industry.

     The Committee reviews and approves general allocations under several long-term deferred and current compensation programs which utilize both cash and stock awards. By rewarding excellent performance with current compensation, enhancing motivation for profit performance and encouraging a strong community of interests with the Company's stockholders through share awards, these programs are designed to foster the retention of key management personnel and a strong commitment by the Company's senior executives to the interests of the Company's stockholders, clients and business.

     These goals are particularly important, and not readily subject to a short-term formula approach, in the advertising industry where compensation is heavily negotiated and where there is great demand for talented people, thus resulting in a high potential for executive turnover. The Committee believes that the programs adopted by the Company have been helpful in retaining and motivating its executive officers who average more than 20 years of service with the Company. This stability, which is often not prevalent in the advertising agency business more generally, has, in the judgment of the Committee, been important in enabling the Company to secure and retain its status in the industry and achieve the strong performance of its share price over the last 20 years. Over such 20-year period, and as through the record date, the Company's stock price has had an annual compounded return, exclusive of dividends, of approximately 14.1%.

     The Company's executive officers, as disclosed in this proxy statement, own a substantial interest in the Company's stock, a significant portion of which was acquired over many years through a number of the Company's stock programs. This indicates the importance which the Company places on management having the same interests as stockholders generally.

     A significant portion of the executive officers' total compensation has traditionally been provided through payment of discretionary annual bonuses and through allocations under the Company's Senior Management Incentive Plan ("SMIP") which are intended to create incentives to improve growth and profitability. In approving annual bonus allocations, the Committee considers the results of operations of the Company, the executive officers' relative contribution to the Company's overall success, the need for executive officers to believe they are compensated competitively, the need for bonuses to be scaled to reflect seniority and contribution, and other relevant factors.

     During 2002, under Mr. Meyer's direction, the Company's financial performance improved significantly when compared to the prior year. The Company took steps to reduce costs and maintain its revenues in a continuing difficult environment. The Company believes that these efforts position the Company for further success in the future. In recognition of this, in 2003, Mr. Meyer was allocated a salary increase of $250,000, an increase of $250,000 in the amount deposited annually to fund his pension and a bonus of $450,000 for 2002. The Committee recognized that Mr. Meyer's salary had not been increased for a number of years, that Mr. Meyer continues to have strong relationships with key clients of the Company, plays an important leadership role in the Company and that Mr. Meyer directed positive steps to return the Company to better levels of performance. In determining Mr. Meyer's compensation elements, the Committee considered, in addition to the performance of the Company, the compensation of other chief executive officers in the advertising industry, as such data is publicly available and set forth in various compilations. The Committee further considered that Mr. Meyer has been employed by the Company since 1956, has served as the Chief Executive Officer since 1971 and has made long-term contributions in creating value for the Company and its stockholders by establishing and maintaining significant client relationships.

     Under the 1998 SMIP, as approved by the Company's stockholders, participants are credited with compensation in an aggregate amount equal to 12% of the Company's pre-tax operating earnings for each year from 1998 through 2002. Neither Mr. Meyer nor any other participant in the 1998 SMIP received an allocation under SMIP with respect to 2001. Because of Mr. Meyer's senior position and his substantial interest in the equity of the Company, and in light of the Company's improved performance in 2002, the Committee awarded Mr. Meyer with respect to 2002 an allocation of $813,449, consistent with the 15% of the aggregate amount credited for 2002 under SMIP agreed to be allocated to Mr. Meyer under the 1998 SMIP. As discussed below, the stockholders are being asked to approve a proposal to approve SMIP for 2003 and years following.

     The income laws deny tax deductions to publicly-held corporations for annual compensation paid to certain executive officers in excess of $1,000,000, subject to certain exceptions. The Committee believes the Company should take appropriate steps to be in a position to preserve the tax deductibility of compensation payments, to the extent such steps are consistent with providing competitive compensation to its executives and the Company otherwise satisfies the requirements of the tax law. Thus, to satisfy the requirements of the tax law, the Committee submitted to, and secured the approval of, the stockholders at the 1994 annual meeting of stockholders, the Company's stock compensation and incentive plans designed to comply with such tax laws. In addition, and for the same purpose, the Company has entered into arrangements, as discussed below, with Messrs. Meyer, Berenson, Felsher and Novick, to ensure continued compliance in the future.

                                          VICTOR J. BARNETT
                                          MARK N. KAPLAN
                                          DANIEL S. SHAPIRO

SENIOR EXECUTIVE OFFICER POST-EMPLOYMENT COMPENSATION PLAN; PENSION ARRANGEMENTS

     The Senior Executive Officer Post-Employment Compensation Plan provides that certain qualified officers of the Company and its subsidiaries will be entitled upon retirement at or after the age of 60 to a lifetime supplemental pension of a maximum of $60,000 per year depending, in part, upon the date of retirement. Persons who are executive vice presidents of the Company, or more senior, or are designated senior executive officers of certain of the Company's subsidiaries, and who have met certain age and length of service requirements, and have been designated by the Board of Directors of the Company, are participants under the plan. In addition, a surviving spouse of a recipient of a pension under the plan is entitled to an annual pension equal to a maximum of $30,000, depending, in part, upon the date of retirement of the deceased participant, for the shorter of such spouse's life and 20 years. Each of the named executives were participants under the plan. In addition, the Company has certain understandings whereby certain additional pension amounts may be paid to Messrs. Berenson, Felsher, Kreisberg and Novick. Furthermore, the Company has agreed to make certain payments ("pension deposits") to a trust established with the United States Trust Company of New York which would be used to fund a pension obligation to be payable to Mr. Meyer over the eleven year period following the normal expiration of his current employment agreement ("pension period"). Annual pension deposits of $610,000 are to be made through 2004 contingent on Mr. Meyer's continued employment. The amount of the pension to be paid to Mr. Meyer will be dependent on, and be limited to, the funds in the trust during the pension period. In addition, upon termination of Mr. Meyer's employment prior to the commencement of the pension period or upon his death, any undistributed funds in the trust would be paid to Mr. Meyer or his estate, as the case may be, in satisfaction of any future obligations with respect to this pension.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1996, pursuant to an earlier employment arrangement with Mr. Berenson, the Company loaned Mr. Berenson $700,000, $200,000 of which was forgiven by the Company in early 2002 and $500,000 of which is forgivable by the Company dependent on Mr. Berenson's continued employment through 2004. In addition, in 1999 the Company agreed with Mr. Berenson that upon a change in control of the Company and the involuntary termination of Mr. Berenson's employment or material diminution of his status resulting in him terminating his employment, he shall be entitled to continued salary for one year following such event and the immediate vesting of all of his currently-held theretofore unvested stock options and allocations under SMIP, and the forgiveness of his outstanding loans detailed above.

     The Company has an employment agreement with Mr. Felsher providing for his continued employment with the Company through July 21, 2005. The agreement also provides for an annual salary of $600,000 for Mr. Felsher's services, and for the annual grant of 300 shares of restricted stock and options to acquire 300 shares of Company stock at the then pertaining market value. In addition, in the event Mr. Felsher's employment is terminated without cause or good reason he shall be entitled to a payment equal to the greater of his principal annual aggregate compensation multiplied by 1.4 and the amounts which would have been paid during the then remainder of his agreement. In such event, as well, all of Mr. Felsher's unvested benefits under Company plans will vest.

     The Company has arrangements with each of Messrs. Berenson, Felsher and Novick which provide for the deferral of any compensation to the extent necessary to preserve the tax deductibility of such compensation under Section 162(m) of the Internal Revenue Code ("Section"), and pursuant to which the scheduled distributions under the Company's 1998 SMIP have been deferred.

     The Company has an employment agreement with Mr. Meyer, which provides for Mr. Meyer's employment with the Company through December 31, 2004. The agreement also provides for a minimum annual salary of $3,550,000 for Mr. Meyer's services as Chief Executive Officer. If the Company terminates Mr. Meyer's full-time employment as Chief Executive Officer without cause (as defined in the agreement), or if Mr. Meyer effects such termination due to a change of control of the Company or other good reason specified in the agreement, Mr. Meyer will receive $3,000,000 in consideration of his employment. The agreement further provides that the Company will defray premiums on life insurance policies on Mr. Meyer's life payable to a beneficiary designated by him; the Company paid $35,399 in premiums in respect of these policies in 2002. The employment agreement also provides that Mr. Meyer may, for a period subsequent to his termination of full-time employment as Chief Executive Officer, provide the Company with consulting services for compensation at the rate of $10,000 per month. If the Company terminates Mr. Meyer's full-time employment as Chief Executive Officer without cause, or if Mr. Meyer effects such termination due to a change in control of the Company or for other good reason, Mr. Meyer will receive a lump sum payment equal to his then current aggregate remuneration multiplied by the greater of the number of years remaining in the term of the employment agreement and the number three. In such event, Mr. Meyer will also have an option to sell to the Company each share of the Common Stock and the Class B Stock which he then owns at the per share market value of the Common Stock. Mr. Meyer's agreement also provides that, (subject to reduction or suspension in the event Mr. Meyer becomes disabled or is in breach of his agreement) following his termination of employment, the Company will, among other things, provide Mr. Meyer for the remainder of his life, with an office and related office staff and facilities and, for a period of five years, the continued use of a car and driver. The Company has also agreed to reimburse Mr. Meyer for certain business expenses incurred by him during the five year period following termination of his employment of up to $100,000 per year, with such amount being adjusted for increases in the consumer price index until the date of termination of his employment. During such five year period, Mr. Meyer has also been charged with the responsibility of overseeing a certain portion of the Company's charitable contributions and, thus, will see to the contribution to charities of $100,000 per year of the Company's funds.

     Mr. Meyer's employment agreement also provides for the deferral of certain compensation otherwise payable to him and the payment of such deferred compensation into a trust established with United States Trust Company of New York ("US Trust"). HSBC Bank USA will shortly succeed US Trust as trustee of the trust. The purpose of the trust arrangement is to enhance the Company's ability to deduct compensation paid to Mr. Meyer without the application of the Section at such times as the monies are paid to Mr. Meyer from the trust. The Section, under certain circumstances, denies a tax deduction to an employer for certain compensation expenses in excess of $1,000,000 per year paid by a publicly-held corporation to certain of its executives. For 2002, all W-2 compensation attributable to Mr. Meyer in excess of $1,000,000 was deferred and paid into the trust. In 2003 and subsequent years, such compensation as shall be timely elected by Mr. Meyer shall be deferred and paid into the trust provided that no such election or failure to elect shall cause any compensation paid to Mr. Meyer to be non-deductible by reason of the Section. Amounts deferred and paid into the trust shall be paid to Mr. Meyer or to his estate, as the case may be, upon the expiration of Mr. Meyer's employment agreement, or the termination of his employment by reason of death or disability. For the purpose of the presentation of Mr. Meyer's compensation in the Summary Compensation Table hereinabove provided, the amounts deferred and paid into the trust are deemed having been paid to Mr. Meyer.

     In 1983, the Company sold and issued $3,025,000 principal amount of its 8 1/2% Convertible Subordinated Debentures, due December 31, 2003, to Mr. Meyer in consideration of a purchase price of equal amount, of which $25,000 was paid in cash and the remainder by delivery of Mr. Meyer's long-term 9% full recourse promissory note in the principal amount of $3,000,000, due December 31, 2004. The Debentures are convertible at any time into one share of Common Stock and one share of Class B Stock, at a current conversion price of $118.33, subject to adjustment upon the occurrence of certain events. During 1992, Mr. Meyer exercised certain stock options which had been granted to him in 1984, and, in connection therewith pursuant to the stock option agreement, issued to the Company his promissory note in the amount of $3,169,690, representing the exercise price in excess of the par value of the shares issued on exercise, which amount was paid in cash, and his promissory note in the amount of $2,339,998, representing the amount of tax required to be withheld in connection with such option exercise (collectively the "Stock Option Notes"). In November 2001, the Company, extended the maturity dates of the Stock Option Notes, which had originally been scheduled to mature in December 2001, by having Mr. Meyer deliver replacement promissory notes ("Replacement Notes") which mature in November 2006. The interest rate pertaining to both the Stock Option Notes and the Replacement Notes is the Applicable Federal Rate set by the Internal Revenue Service on the date of issue, and is 6.06% and 3.93% respectively. Mr. Meyer is also indebted to the Company in the aggregate amount of $762,950 pursuant to long-term 9%, full recourse promissory notes delivered to the

Company in connection with Mr. Meyer's purchase of shares of Series I Preferred Stock, Series II Preferred Stock and Series III Preferred Stock (collectively, the "Preferred Stock"). The redemption date of the Preferred Stock is fixed at April 7, 2004. The terms of the Preferred Stock also give Mr. Meyer or his estate, as the case may be, the option to require the Company to redeem his Preferred Stock for a period of 12 months following his (i) death, (ii) permanent disability or permanent mental disability, (iii) termination of full-time employment for good reason or (iv) termination of full-time employment by the Company without cause.

     If Mr. Meyer had been terminated effective December 31, 2002 under circumstances which would have resulted in payment of the special severance detailed in the foregoing description of his agreement, the amount then payable to him would have been $26,832,360. Other than pursuant to the loans described above in connection with Mr. Meyer's securities and Mr. Berenson's arrangements, no executive named above is indebted to the Company for more than $60,000. Certain key employees of the Company, including the named executives and certain members of their immediate families ("Beneficiaries"), have entered into the Voting Trust Agreement, as amended in 1987 and 1994, pursuant to which the Beneficiaries have deposited the shares of Common Stock and Class B Stock owned by them into a voting trust. The Beneficiaries have also agreed to deposit into the voting trust shares of Common Stock or Class B Stock hereafter acquired by them. The trust was extended in 1994 and will continue until 2004. Mr. Meyer has been designated the sole Voting Trustee. Beneficiaries retain the sole authority to receive dividends and, in general, to dispose of their shares held in the voting trust. The Company has entered into indemnification agreements with each of the members of the Board of Directors providing, generally, for the fullest indemnification permitted by law.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                              (C) NUMBER OF SECURITIES REMAINING
                         (A) NUMBER OF SECURITIES TO   (B) WEIGHTED-AVERAGE   AVAILABLE FOR FUTURE ISSUANCE UNDER
                         BE ISSUED UPON EXERCISE OF     EXERCISE PRICE OF          EQUITY COMPENSATION PLANS
                            OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,        (EXCLUDING SECURITIES IN
PLAN CATEGORY                WARRANTS AND RIGHTS       WARRANTS AND RIGHTS                COLUMN (A))
-------------            ---------------------------   --------------------   -----------------------------------
EQUITY COMPENSATION
  PLANS APPROVED BY
  SECURITY HOLDERS
1994 Stock Incentive
  Plan.................            175,730                   $ 280.00                       260,119
1998 Senior Management
  Incentive Plan.......             20,211                        n/a                       179,789
EQUITY COMPENSATION
  PLANS NOT APPROVED BY
  SECURITY HOLDERS.....                -0-                        n/a                           -0-
Total..................            195,941                   $ 280.00                       439,408
                                   =======                   ========                       =======

                               PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN FOR THE COMPANY, THE S&P 500 INDEX AND FIVE OTHER PUBLICLY-TRADED ADVERTISING AGENCIES
[PERFORMANCE GRAPH]

                                                 GREY GLOBAL GROUP INC.           S&P 500 INDEX                PEER GROUP
                                                 ----------------------           -------------                ----------
Dec 97                                                   100.00                      100.00                      100.00
Dec 98                                                   130.79                      133.36                      160.78
Dec 99                                                   146.73                      171.48                      231.69
Dec 00                                                   163.12                      207.56                      449.80
Dec 01                                                   267.26                      188.66                      353.50
Dec 02                                                   275.82                      166.24                      308.89

     The Company's peer group is comprised of the Interpublic Group of Companies, Inc., Omnicom Group Inc., True North Communications, Inc. for 1998 through 2000, WPP Group, plc, Cordiant Communications Group plc, Saatchi & Saatchi plc for 1998 and 1999, and Young & Rubicam Inc. for 1999. The graph assumes the initial investment of $100 on December 31, 1997 and the reinvestment of dividends thereafter.

PROPOSAL TO APPROVE THE GREY GLOBAL GROUP INC. 2003 SENIOR MANAGEMENT INCENTIVE
                                      PLAN

     The Grey Global Group Inc. 2003 Senior Management Incentive Plan ("2003 SMIP") was adopted by the Board on March 25, 2003, subject to stockholder approval. The 2003 SMIP succeeds, and is substantially identical to, the Company's 1998 SMIP, which in turn succeeded, and was substantially identical to, the Company's 1993 SMIP. The 2003 SMIP continues the Company's longstanding program to provide performance-based compensation to key executives. The following description of the 2003 SMIP is not intended to be complete and is qualified in its entirety by the text of the 2003 SMIP, a copy of which is attached hereto as Exhibit A. Capitalized terms used herein, unless otherwise defined herein, will have the meaning assigned to them in the 2003 SMIP.

     The 2003 SMIP is intended to provide participants with the opportunity to earn performance-based compensation so as to be eligible for compliance with
Section 162(m) of the Code ("Section"), if the conditions of the Section are satisfied. The Section denies a tax deduction by an employer for certain compensation in excess of $1,000,000 per year paid by a publicly held corporation to the following individuals who are employed at the end of the corporation's taxable year ("Covered Employees"): the Chief Executive Officer and the four other most highly compensated executive officers for whom compensation disclosure is required under the proxy rules. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the stockholders in a separate vote prior to the payment of any such compensation, and that the plan be administered by "outside directors". Accordingly, if the conditions of the Section relating to performance-based compensation and the other conditions of the Section are satisfied, compensation paid to Covered Employees will not be subject to the deduction limit of the Section.

DESCRIPTION OF PRINCIPAL FEATURES OF THE 2003 SMIP

     The 2003 SMIP is intended to provide the opportunity for certain key executives of the Company and its subsidiaries to earn performance-based compensation based on the earnings of the Company and its subsidiaries and, thereby, to advance the continued success of the Company and its subsidiaries by providing additional incentive to such individuals to promote the success of the business and enable the Company and it subsidiaries to attract and retain the services of such key executives.

     The 2003 SMIP is administered by the Compensation Committee of the Board ("Compensation Committee"), which has the authority to make all determinations deemed necessary or advisable for the administration of the 2003 SMIP. The Compensation Committee has full and final authority to interpret the 2003 SMIP, to prescribe, amend and rescind rules and regulations relating to it, and to make all determinations necessary or advisable for its administration. To the extent permitted by Rule 16b-3 (as promulgated under the Securities Exchange Act of 1934, as amended) ("Rule 16b-3") and the Section, however, the Compensation Committee may delegate some or all of its functions under the 2003 SMIP to the Chief Executive Officer of the Company. To the extent required by the Section, the 2003 SMIP will be administered by a subcommittee of the Compensation Committee comprised solely of two or more "outside directors". The Compensation Committee, a subcommittee of the Compensation Committee or the Chief Executive Officer, as the case may be, is referred to hereinafter as the "Committee".

     The aggregate number of treasury or authorized but unissued shares of Common Stock which may be allocated under the 2003 SMIP will not exceed 200,000 shares, subject to adjustment as described below. This share allocation exceeds the shares that have been required under predecessor SMIPs, but provides the Company with flexibility, among other things, to, if it so desires, make a larger percentage of a participant's total compensation opportunity performance-based. In the event that the number of outstanding shares of Common Stock is changed (or converted into other consideration) as a result of stock splits, combinations or exchanges of shares, or through reorganization, merger, consolidation or similar events, the number of shares of Common Stock which may be allocated under the 2003 SMIP and the number of shares of Common Stock represented by outstanding allocations (as well as the consideration to be issued or paid under the 2003 SMIP) will be appropriately adjusted (including through the substitution of other consideration) as determined by the Committee so as to reflect any such change.

     Key executives of the Company and its subsidiaries (including executive officers and directors who are employees) are eligible to become participants in the 2003 SMIP. The Compensation Committee, in its sole discretion, will determine which key executives will become participants in the 2003 SMIP. In selecting participants, the Compensation Committee will consider such factors as it, in its sole discretion, deems relevant in connection with accomplishing the purposes of the 2003 SMIP.

     For each of the calendar years 2003 through 2007 (each, a "Plan Year"), there will be credited by the Committee to the 2003 SMIP for the benefit of the participants an amount equal to 12% of the Earnings (as defined below) for such Plan Year; provided, however, that such crediting will be made only if the Earnings for such Plan Year exceed $15,000,000. The amount credited to the 2003 SMIP for any Plan Year is the "Plan Year Pool". Any amounts credited to the 2003 SMIP in respect of a Plan Year may not be allocated for any other Plan Year.

     "Earnings" for any Plan Year means the Company's net income as determined for financial reporting purposes, determined in accordance with generally accepted accounting principles consistently applied, after deduction of all expenses incurred by the Company and its subsidiaries, but before deduction of any amounts to be credited under this 2003 SMIP and any deduction for the provision for taxes on income. In determining Earnings for a particular year, the Committee has the authority to make adjustments in recognition of unusual or non-recurring events affecting the Company or its financial statements, or in response to changes in applicable laws, regulations or accounting principles.

     For each Plan Year, the Committee will allocate to each participant a percentage (the "Allocation Percentage") of the Plan Year Pool for such Plan Year. The Allocation Percentage of a Covered Employee may not exceed 25% if that Covered Employee is the Chief Executive Officer and may not exceed 10% for any other Covered Employee. Allocations with respect to a Plan Year will be made by the Committee for Covered Employees prior to April 1st of such Plan Year. The Committee may, in its sole discretion, decrease, but not increase, a Covered Employee's Allocation Percentage at any time. The Committee may increase or decrease the Allocation Percentage of any participant who is not a Covered Employee at any time. If the Committee decreases a participant's Allocation Percentage, such decrease shall not serve to increase any Covered Employee's Allocation Percentage, but such decrease may be used to increase the Allocation Percentage of other participants.

     Each participant will be designated as either a Cash Participant or a Stock Participant (as such terms are defined in the 2003 SMIP). Allocations to Cash Participants will be made entirely in cash. Allocations to Stock Participants will be made one-half in cash and one-half in Common Stock. For purposes of the preceding sentence, the fair market value of the Common Stock will be determined based on the average of the means of the daily high bid and low asked prices of the Common Stock during the last 15 days on which Common Stock traded during December of the Plan Year to which allocations are attributable.

     At the end of each Plan Year, an amount will be determined for each Stock Participant ("Dividend Amount") equal to the number of shares in each Stock Participant's stock account ("Stock Accumulated Account") as at the end of the previous Plan Year multiplied by the amount of the dividend per share of Common Stock paid by the Company during the Plan Year. The Dividend Amount will then be divided by the then fair market value of the Common Stock and the Stock Participant's Stock Accumulated Account will be credited with the number of shares of Common Stock equaling the resulting quotient.

     A participant's account may either be vested or contingent. A participant's account will be vested from and after the participant's Vesting Date as to all amounts or Common Stock in such account on the Vesting

Date and as to all amounts or Common Stock credited thereafter. Subject to the Committee's discretion to extend a Covered Employee's Vesting Date, the Vesting Date of a participant will be the date on which there occurs the earliest of (i) the date the participant becomes a "Vested Participant" (defined as a participant who has reached age 70 when becoming a participant prior to December 31, 2002); (ii) the date the participant has completed five full calendar years of continuous employment with the Company or a subsidiary after becoming a participant in the 2003 SMIP, provided that any person who became a participant in the 2003 SMIP prior to or during 2003 will be deemed to have completed such five full calendar years if he/she will have remained continuously employed with the Company or a subsidiary through December 31, 2007; or (iii) the date the participant has died or become permanently disabled while an employee of the Company or a subsidiary.

     Payments from vested accounts will be made to participants in the discretion of the Committee as follows: (i) cash payments to Cash Participants may be made in a lump sum, on or before June 30th following the Vesting Date;
(ii) Common Stock distributions to Stock Participants may be made in a single payment on or before June 30th following the Vesting Date; and (iii) cash payments and/or Common Stock distributions may be made in no less than two nor more than five equal annual installments, the first installment to be paid on or before June 30th following the Vesting Date until the amount of cash or Common Stock in the participant's vested account has been paid or distributed as the case may be, in full. Notwithstanding the foregoing, the Committee may defer the vesting, and/or payment of funds or distribution of Common Stock to Covered Employees until such time and to the extent necessary to ensure that such payment or distribution will not be rendered nondeductible to the Company by reason of Section 162(m).

     A participant with a contingent account whose employment terminates for any reason (except for death or permanent disability) will forfeit his or her account. Any forfeited contingent account, in the discretion of the Committee, may be reallocated and applied to participants (other than participants who are Covered Employees) or may be returned to the Company.

     The Board may amend or terminate the 2003 SMIP at any time; provided, however, that (1) any such termination or amendment will not adversely affect any amounts previously credited to the participants under the 2003 SMIP without the consent of the affected participants, and (2) stockholder approval shall be required if and to the extent necessary to satisfy the Section, other applicable law or stock exchange requirements.

NEW PLAN BENEFITS

     The following table sets forth the Allocation Percentage for 2003 under the 2003 SMIP for all employees who are expected to be Covered Employees, and the dollar value of their allocations for 2002 under the Company's 1998 SMIP. The table also sets forth on a group basis the dollar value of the allocation for 2002 under the 1998 SMIP for all executive officers and all employees other than executive officers; the 2003 allocation for these groups under the 2003 SMIP has not yet been made. The benefits to be received, if any, will depend on the 2003 Earnings and the extent, if any, which the Committee, in its discretion, reduces the benefits payable under the 2003 SMIP.

                                                                  MAXIMUM 2003         2002 ALLOCATION
NAME AND POSITION                                           ALLOCATION PERCENTAGE(1)   (DOLLAR VALUE)
-----------------                                           ------------------------   ---------------
Edward H. Meyer
Chairman, President and Chief Executive Officer...........             25%               $  813,449
Robert L. Berenson
Vice Chairman, General Manager............................             10%               $  100,000
Steven G. Felsher
Vice Chairman, Chief Financial Officer, Secretary &
Treasurer.................................................             10%               $  300,000(2)
Neil I. Kreisberg
Group Executive Vice President, Executive Managing
Director..................................................             10%               $   75,000(2)
Stephen A. Novick
Vice Chairman, Chief Creative Officer.....................             10%               $  105,000(2)
All current executive officers as a group.................             --                $1,310,449
All employees, including all current officers who are not
  executive officers, as a group..........................             --                $2,355,389

---------------

(1) THESE ARE THE MAXIMUM ALLOCATION PERCENTAGES, ARE NOT INDICATIVE OF ACTUAL ALLOCATIONS AND ARE NOT REPRESENTATIVE OF PRIOR ALLOCATIONS UNDER PREDECESSOR SMIPS. AS NOTED ABOVE, THE COMMITTEE HAS DISCRETION TO DECREASE A COVERED EMPLOYEE'S ALLOCATION PERCENTAGE.

(2) Includes $100,000, $25,000 and $25,000 for Messrs. Felsher, Kreisberg and Novick as advances, allocated in 2002, to the 2003 SMIP.

                              STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to adopt this proposal. In accordance with Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted as being present and will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and, accordingly, will not affect the vote on this proposal.

     The Board of Directors unanimously recommends a vote "FOR" this proposal.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected its present auditors, the firm of Ernst & Young LLP, as independent auditors to examine and report on the financial statements of the Company for the year ending December 31, 2003 on the recommendation of the Audit Committee. A representative of Ernst & Young LLP is expected to be present at the meeting to make such statements as they deem appropriate and to respond to appropriate stockholder questions. The Board has determined that, although not required, it would be desirable to request from the stockholders an expression as to whether they concur in the foregoing selection. The Board recommends that stockholders vote to ratify such selection. If the holders of a majority of the votes represented at the meeting do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board. Abstentions will have the same effect as a negative vote, while broker non-votes will be disregarded and have no effect.

     The Board of Directors unanimously recommends a vote "FOR" this proposal.

     The following table summarizes the aggregate fees billed by Ernst & Young LLP for services rendered for the years ended December 31, 2002 and 2001:

                                                          2002         2001
                                                       ----------   ----------
Audit fees...........................................  $3,820,548   $2,763,781
Audit related fees...................................     245,982      276,002
Tax fees.............................................   2,129,541    2,168,035
All other fees.......................................      12,224      194,012
                                                       ----------   ----------
          Total......................................  $6,208,295   $5,401,830
                                                       ==========   ==========

     The amount shown for Audit fees includes fees for professional services rendered for the audit by Ernst & Young, LLP of Company's annual financial statements for 2002 and 2001 and the reviews by Ernst & Young LLP of the Company's financial statements included in its Quarterly Reports on Form 10-Q during 2002 and 2001, and Registration Statements on Form S-8.

     The Audit Committee has considered whether the provision of tax non-audit services are compatible with maintaining the independence of Ernst & Young LLP.

                             STOCKHOLDER PROPOSALS

     Under Rule 14a-8 of the Exchange Act, any stockholder of the Company who intends to present a proposal at the 2004 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for such meeting must submit the proposal in writing to the Secretary of the Company, at the principal executive offices of the Company. The proposal must be received no later than April 2, 2004.

     Rule 14a-4(c)(1) of the Exchange Act governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the Company's proxy statement. Rule 14a-4(c)(1) provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the first anniversary date of the date of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

     With respect to the Company's Annual Meeting of Stockholders to be held in 2004, if the Company is not provided with notice of a stockholder proposal, which proposal has not been submitted for inclusion in the Company's proxy statement, by June 16, 2004, the Company will be permitted to use its voting authority as described above.

                            SOLICITATION OF PROXIES

     The solicitation of proxies will be conducted primarily by mail. Employees of the Company, however, may solicit proxies by telephone, other means of communication or personal contact, but at no additional compensation.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may be brought before the meeting. If other matters not known come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgment.

                                          Steven G. Felsher
                                          Secretary

July 31, 2003

                                                                       EXHIBIT A

                             GREY GLOBAL GROUP INC.

                     2003 SENIOR MANAGEMENT INCENTIVE PLAN

1. PURPOSES OF THE PLAN

     The 2003 Senior Management Incentive Plan ("Plan") is intended to provide additional compensation to certain key executives of Grey Global Group Inc., a Delaware corporation ("Grey"), and its subsidiaries (collectively, with Grey, the "Corporation"), based on the earnings of the Corporation and, thereby, to advance the continued success of the Corporation by providing additional incentive for them to promote the success of the business and to enable the Corporation to attract and retain the services of key executives. In furtherance of these goals, a percentage of Earnings (as hereinafter defined) of the Corporation for each of the calendar years 2003 through 2007 (each of which is hereinafter called a "Plan Year") shall be allocated to the Plan and credited and distributed to Participants (as hereinafter defined) in accordance with and subject to the terms of the Plan. Executives who are designated participants under the Plan are herein called "Participants". In addition, in order to encourage community of interest with the stockholders of Grey, certain awards under the Plan shall be in the form of the common stock, par value $.01 per share ("Stock"), of Grey.

2. SHARES SUBJECT TO THE PLAN

     Except as hereinafter provided in this Section 2, the aggregate number of shares of Stock which may be allocated under the Plan shall not exceed 200,000 shares ("Shares"), subject to adjustment as provided in the following paragraph. Shares shall be made available, at the discretion of the Board of Directors of Grey ("Board"), either from the authorized but unissued shares of Stock or from shares of Stock held in Grey's treasury.

     In the event that the number of outstanding shares of Stock of Grey shall be changed (or converted into other consideration) as a result of stock splits, combinations or exchanges of shares, or through reorganization, merger, consolidation or similar events, the number of Shares which may be allocated under the Plan and the number of Shares represented by outstanding allocations (as well as the consideration to be issued or paid under the Plan) shall be appropriately adjusted (including through the substitution of other consideration) as determined at the sole discretion of the Compensation Committee of the Board ("Compensation Committee") so as to reflect any such change.

3. ELIGIBILITY

     Key executives of the Corporation (including executive officers and directors who are employees) shall be eligible to become Participants in the Plan. The Compensation Committee, in its sole discretion, shall determine which key executives shall become Participants in the Plan. In selecting participants, the Compensation Committee shall consider such factors as it shall, in its sole discretion, deem relevant in connection with accomplishing the purposes of the Plan. An employee shall become a Participant upon the allocation to him/her of cash credits or Stock Allocations (as hereinafter provided) under the Plan.

4. PARTICIPANTS

     There shall be three types of Participants in the Plan as follows:

     (a) Participants who have achieved the age of 70 when they become Participants prior to December 31, 2002 ("Vested Participants");

     (b) Participants who are designated "Cash Participants", to whom awards shall be paid solely in cash; and

     (c) Participants who are not Cash Participants ("Stock Participants"), to whom awards may be paid partly in Stock.

5. AMOUNTS CREDITED TO THE PLAN; ALLOCATIONS TO PARTICIPANTS

     (a) For each Plan Year, there shall be credited by the Compensation Committee to the Plan for the benefit of the Participants an amount equal to 12% of the Earnings (as hereinafter defined) for such Plan Year; provided, however, such crediting shall be made only if the Earnings for such Plan Year exceed $15,000,000. (The amount credited to the Plan for any Plan Year is hereinafter referred to as the "Plan Year Pool".)

     (b) For each Plan Year, the Compensation Committee shall allocate to each Participant an amount ("Allocation Amount") of the Plan Year Pool for such Plan Year. Allocations with respect to a Plan Year shall be made by the Compensation Committee prior to April 1st of such Plan Year for Participants who are likely to be "Covered Employees" (within the meaning of Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code")). The Allocation Amount of a Covered Employee may not exceed 25% of the Plan Year Pool if that Covered Employee is Grey's Chief Executive Officer and may not exceed 10% of the Plan Year Pool for any other Covered Employee. Any portion of the Plan Year Pool which is not allocated to Participants may not be allocated for any other Plan Year.

     (c) Allocations to each Cash Participant shall be made in the form of cash credits. Allocations ("Stock Participant Allocations") to each Stock Participant shall be made half in cash credits and half in Stock Allocations as hereinafter defined. Allocations in the form of Stock ("Stock Allocations") to each Stock Participant shall be made corresponding to such numbers of shares of Stock as shall equal (i) one half of the dollar value of the total credits which would otherwise be allocated to such Stock Participant, divided by (ii) the average of the means of the daily high bid and low asked prices of the Stock as reported in the Wall Street Journal on the last 15 days on which the Stock traded during December of the Plan Year to which the allocations are attributable. (If the Stock is traded on fewer than 15 days during such December, the average of the means of the high bid and low asked prices on days on which trading occurred shall be used.)

     (d) As at the end of each Plan Year, there shall be determined for each Stock Participant an amount ("Dividend Amount") equal to the number of shares of Stock in each Stock Participant's Stock Accumulated Account (as hereinafter defined) as at the end of the previous Plan Year multiplied by the amount of the dividends per share of Stock paid by Grey during the Plan Year. (A Stock Participant's "Stock Accumulated Account" shall be such number of shares of Stock in the Plan as shall have theretofore been allocated to such Stock Participant.) The Dividend Amount shall then be divided by the price of the Stock determined in the preceding paragraph (c) and there shall be credited to the Stock Participant's Stock Accumulated Account, Stock Allocations representing such number of shares of Stock as shall be equal to the resulting quotient.

     (e) "Earnings" as used herein shall mean the Corporation's net income as determined for financial reporting purposes, determined in accordance with generally accepted accounting principles consistently applied, after deduction of all expenses incurred by the Corporation, but before deduction of any amounts to be credited under this Plan and any deduction for the provision for taxes on income. In determining Earnings for a particular Plan Year, the Compensation Committee shall have the authority to make adjustments in recognition of unusual or non-recurring events affecting the Corporation or its financial statements, or in response to changes in applicable laws, regulations or accounting principles.

     (f) This is an unfunded plan and the crediting of Stock to the accounts of Stock Participants or of amounts to the accounts of Cash Participants shall not require the Corporation to set aside or pay funds, or to set aside or transfer Stock, unless and until required by Paragraph 8 hereof.

     (g) Consistent with Section 162(m) of the Code, the Compensation Committee may exercise, at any time, discretion to increase, reduce or eliminate the Allocation Amount of any Participant. However, the Compensation Committee may not exercise its discretion to increase the Allocation Amount of any Covered Employee and the exercise of negative discretion with respect to any Participant may not result in an increase in the Allocation Amount of any Covered Employee.

6. VESTING

     A Participant's account (whether Stock or cash) may either be vested or contingent. An account shall be contingent ("Contingent Account") until a Participant's Vesting Date (as hereinafter defined) occurs. A Participant's account shall be vested ("Vested Account") from and after the Participant's Vesting Date as to all amounts or Stock in such account on the Vesting Date and as to all amounts or Stock credited thereafter. The Vesting Date of a Participant shall be the date on which the first of the following events occurs:

          (a) The Participant becomes a Vested Participant as defined in paragraph 4(a) hereof; or

          (b) The Participant has completed five full calendar years of continuous employment with the Corporation after becoming a Participant in the Plan, provided that any person who became a Participant in the Plan prior to or during 2003 shall be deemed to have completed such five full calendar years if he or she shall have remained continuously employed with the Corporation through December 31, 2007; or

          (c) The Participant dies or becomes permanently disabled while an employee of the Corporation.

Notwithstanding anything to the contrary in this Section 6, the Compensation Committee may, at any time, exercise discretion to extend or delay a Participant's Vesting Date until such time and to the extent necessary to insure that any payment of funds and/or distribution of stock shall not be rendered non-deductible to the Corporation by reason of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code").

7. FORFEITURES

     A Participant with a Contingent Account whose employment terminates for any reason whatsoever (except for death or permanent disability) shall forfeit his or her account. Any forfeited Contingent Account, in the discretion of the Compensation Committee, may be reallocated and applied to Participants other than

Participants who are "Covered Employees" (within the meaning of Section 162(m) of the Code) or may be returned to the Corporation.

8. PAYMENTS TO PARTICIPANTS

     (a) No payment of funds or distributions of Stock from Contingent Accounts shall be made to Participants. Payments and distributions shall be made to Participants of sums credited or Stock allocated, as the case may be, to their respective Vested Accounts in the discretion of the Compensation Committee, as follows:

         (i) in the case of cash payments to a Cash Participant or a Stock Participant, in a lump sum, on or before June 30th following the Vesting Date;

        (ii) in the case of Stock distributions to a Stock Participant, by the issuance of such a number of shares of Stock as shall then be in such Stock Participant's Stock Accumulated Account (except for fractional shares which shall be paid in cash) on or before June 30th following the Vesting Date; and

        (iii) notwithstanding the foregoing, cash payments and/or Stock distributions may be made in no less than two nor more than five equal annual installments, as determined by the Compensation Committee, the first installments to be paid on or before June 30th following the Vesting Date, and succeeding installments to be paid on or before each succeeding June 30th, until the amount of cash or Stock in the Participant's Vested Account shall have been paid or distributed, as the case may be, in full.

     (b) Anything to the contrary contained above notwithstanding, in no event shall any payment be required to be made to a Participant sooner than 90 days after a Participant's Vesting Date. In the event the Compensation Committee shall have determined to make payment in accordance with sub-paragraph 8(a)(iii), the Compensation Committee shall have the right, subsequently, to amend its determination in order to accelerate the payment to any Participant.

     (c) Notwithstanding the above provisions of this Section 8, the Compensation Committee may, in its discretion, defer the payment of funds and/or distribution of Stock to Participants until such time and to the extent necessary to ensure that such payment or distribution shall not be rendered non-deductible to the Corporation by reason of
         Section 162(m) of the Code. The Compensation Committee shall have the authority to prescribe such other terms and conditions relating to such deferral as it may deem appropriate.

9. ADMINISTRATION

     The Plan shall be administered by the Compensation Committee, which shall have full and final authority, subject to the express provisions of the Plan, to make all determinations deemed necessary or advisable for the administration of the Plan. The Compensation Committee shall have full and final authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all determinations necessary or advisable for its administration. To the extent required by Section 162(m) of the Code, the Plan shall be administered by a subcommittee of the Compensation Committee comprised solely of two or more "outside directors" (within the meaning of the regulations promulgated under Section 162(m)). In addition, to the extent permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), and by Section 162(m) of the Code, the Compensation Committee may delegate some or all of its functions under the Plan to the Chief Executive Officer of Grey and in such case the acts of the Chief Executive Officer shall be considered to be acts of the Compensation Committee. In addition to such other rights of indemnification as they may have as directors, members of the Compensation Committee shall be indemnified by the Corporation to the fullest extent permissible under applicable law while serving as a member of the Compensation Committee and the Chief Executive Officer shall likewise be indemnified by the Corporation to the fullest extent permissible under applicable law in respect of actions taken by the Chief Executive Officer pursuant to any delegation from the Compensation Committee.

10. NON-TRANSFERABILITY OF INTERESTS IN THE PLAN

     Interests of Participants in the Plan (including cash amounts or Stock allocated to their accounts) shall not be transferable otherwise than by will or by the laws of descent and distribution. More particularly, but without limiting the generality of the foregoing, no such interests may be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated in any manner, nor shall any such interests be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition contrary to this provision, and any levy or any attachment or similar process upon such an interest, shall be null and void and without effect, and the Compensation Committee may, in its discretion, upon the happening of any such event, terminate and declare such an interest forfeited forthwith.

11. TERMINATION AND AMENDMENT OF PLAN

     The Board may terminate this Plan at any time or make such amendments hereto as it shall deem advisable; provided, however, that (1) any such termination or amendment shall not adversely affect any allocations previously credited to Participants under this Plan, whether in Vested or Contingent Accounts, without the consent of the affected Participants, and (2) stockholder approval shall be required if and to the extent necessary to satisfy Section 162(m) of the Code, other applicable law or stock exchange requirements. No such termination shall accelerate any vesting under the Plan. Notwithstanding that the amounts may be credited or paid thereafter, no credits or payments shall be made under this Plan with respect to any year after the final Plan Year.

12. MISCELLANEOUS

     (a) Allocations may be made under this Plan from earlier plans of like nature, and such allocations shall be valued and shall vest as determined by the Compensation Committee.

     (b) Computations under this Plan shall be carried to the nearest one-one thousandth of a share or dollar, as the case may be.

     (c) This Plan shall be governed by the laws of the State of New York.

     (d) Captions are used herein for convenience only and shall not have any legal effect.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                             GREY GLOBAL GROUP INC.

                                  COMMON STOCK
                                 AUGUST 21, 2003



                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

   - Please detach along perforated line and mail in the envelope provided. -
--------------------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE                                 [X]


1. The election of Edward H. Meyer, as Director, to hold office until the Annual Meeting to be held in 2006 or until the election of his successor.

[ ]   FOR

[ ]   WITHHOLD AUTHORITY

                                                        FOR    AGAINST   ABSTAIN

2.    Proposal to approve the Grey Global Group Inc.    [ ]      [ ]       [ ]
      2003 Senior Management Incentive Plan

3.    A proposal to ratify the selection of Ernst &     [ ]      [ ]       [ ]
      Young LLP as independent auditors for the Company for 2003.

4. The transaction of such other business as may properly come before the meeting, and at any and all adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of the Meeting and Proxy Statement, dated July 31, 2003.

To change the address on your account, please check the box at right       [ ]
and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.




Signature of Stockholder                                     Date:
                         ---------------------------------        --------------

Signature of Stockholder                                     Date:
                         ---------------------------------        --------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                             GREY GLOBAL GROUP INC.
                                  COMMON STOCK
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 21, 2003


      The undersigned stockholder(s) of Grey Global Group Inc. ("Company") hereby appoint(s) Edward H. Meyer and Steven G. Felsher, and each of them, the true and lawful proxies, agents and attorneys of the undersigned each with full power to act without the other and with full power of substitution and revocation, to represent and act for the undersigned, in the name, place and stead of the undersigned, and to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's offices at 1881 Yonge Street, Toronto, Ontario, Canada, on August 21, 2003 at 8:00 A.M., local time, and at any and all adjournments thereof, on the matters set forth on the other side of this proxy.

      THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREIN, BUT WHERE SPECIFICATIONS ARE NOT INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND IN FAVOR OF THE PROPOSALS REFERRED TO IN ITEMS 2 AND 3. IF OTHER MATTERS NOT KNOWN COME BEFORE THE MEETING THE PERSONS NAMED HEREIN OR THEIR SUBSTITUTES WILL VOTE SUCH SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

      THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID PROXIES, AGENTS AND ATTORNEYS, OR EITHER OF THEM, OR THEIR SUBSTITUTES, LAWFULLY MAY DO AT THE MEETING AND HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING OR ANY AND ALL ADJOURNMENTS THEREOF.

      IF ONLY ONE OF SAID PROXIES, OR HIS SUBSTITUTE, BE PRESENT AND VOTE AT SAID MEETING, OR AT ANY OR ALL ADJOURNMENTS THEREOF, SUCH PERSON SHALL HAVE AND MAY EXERCISE ALL POWERS HEREBY GRANTED.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                                           14475

                        ANNUAL MEETING OF STOCKHOLDERS OF

                             GREY GLOBAL GROUP INC.

                            LIMITED DURATION CLASS B
                                  COMMON STOCK
                                AUGUST 21, 2003



                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

   - Please detach along perforated line and mail in the envelope provided. -
--------------------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE                                 [X]


The election of Edward H. Meyer, as Director, to hold office until the Annual Meeting to be held in 2006 or until the election of his successor.

[ ]   FOR

[ ]   WITHHOLD AUTHORITY

                                                        FOR    AGAINST   ABSTAIN

2.    Proposal to approve the Grey Global Group Inc.    [ ]      [ ]       [ ]
      2003 Senior Management Incentive Plan

3.    A proposal to ratify the selection of Ernst &     [ ]      [ ]       [ ]
      Young LLP as independent auditors for the Company for 2003.

4. The transaction of such other business as may properly come before the meeting, and at any and all adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of the Meeting and Proxy Statement, dated July 31, 2003.

To change the address on your account, please check the box at right       [ ]
and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.



Signature of Stockholder                                     Date:
                         ---------------------------------        --------------

Signature of Stockholder                                     Date:
                         ---------------------------------        --------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                             GREY GLOBAL GROUP INC.
                            LIMITED DURATION CLASS B
                                  COMMON STOCK
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 21, 2003

      The undersigned stockholder(s) of Grey Global Group Inc. ("Company") hereby appoint(s) Edward H. Meyer and Steven G. Felsher, and each of them, the true and lawful proxies, agents and attorneys of the undersigned each with full power to act without the other and with full power of substitution and revocation, to represent and act for the undersigned, in the name, place and stead of the undersigned, and to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's offices at 1881 Yonge Street, Toronto, Ontario, Canada, on August 21, 2003 at 8:00 A.M., local time, and at any and all adjournments thereof, on the matters set forth on the other side of this proxy.

      THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREIN, BUT WHERE SPECIFICATIONS ARE NOT INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND IN FAVOR OF THE PROPOSALS REFERRED TO IN ITEMS 2 AND 3. IF OTHER MATTERS NOT KNOWN COME BEFORE THE MEETING THE PERSONS NAMED HEREIN OR THEIR SUBSTITUTES WILL VOTE SUCH SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

      THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID PROXIES, AGENTS AND ATTORNEYS, OR EITHER OF THEM, OR THEIR SUBSTITUTES, LAWFULLY MAY DO AT THE MEETING AND HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING OR ANY AND ALL ADJOURNMENTS THEREOF.

      IF ONLY ONE OF SAID PROXIES, OR HIS SUBSTITUTE, BE PRESENT AND VOTE AT SAID MEETING, OR AT ANY OR ALL ADJOURNMENTS THEREOF, SUCH PERSON SHALL HAVE AND MAY EXERCISE ALL POWERS HEREBY GRANTED.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                                           14475